Exhibit 10.3

SEVENTH AMENDMENT TO AMENDED AND RESTATED INVENTORY FINANCING AND SECURITY AGREEMENT

I. Parties

This Seventh Amendment to Amended and Restated Inventory Financing and Security Agreement (“Amendment”) is effective as of November 2, 2018, and is made by and among the following parties:

A. Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey), a Utah chartered state bank (“Bank”), with a business office located at 5851 Legacy Circle, Suite 200, Plano, TX 75024; and

B. Ally Financial Inc., a Delaware entity (“Ally”) with a business office located at 5851 Legacy Circle, Suite 200, Plano, TX 75024 (together with Bank, the “Ally Parties,” and Bank and Ally each being an “Ally Party”); and

C. Carvana, LLC, an Arizona limited liability company, with its principal executive office located at 4020 East Indian School Road, Phoenix, AZ 85018 (the “Dealership”).

II. Recitals

The essential facts relied on by Bank, Ally and the Dealership as true and complete, and giving rise to this Agreement, are as follows:

A. The Ally Parties and the Dealership are parties to an Amended and Restated Inventory Financing and Security Agreement, effective as of July 27, 2015, as amended by certain documents and agreements, including, but not necessarily limited to, the following:

(i) a Letter Agreement, dated December 30, 2015, by and among the Ally Parties, the Dealership, Ernest C. Garcia II, and 2014 Fidel Family Trust;
(ii) an Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of December 30, 2015;
(iii) a Third Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of November 9, 2016;
(iv) a Fourth Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of March 31, 2017;
(v) a Fifth Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of June 5, 2017; and
(vi) a Sixth Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of August 4, 2017

(collectively, the “IFSA”).

B. The parties desire to amend the IFSA as outlined in this Amendment.

III. Agreement

In consideration of the premises and the mutual promises in this Amendment, which are acknowledged to be sufficient, the Ally Parties and the Dealership agree to the following:

A. Capitalized terms used but not defined in this Amendment have the meanings given to them in the IFSA.

B. In connection with the Dealership’s request that the Ally Parties extend their commitment to provide financing, each of the Ally Parties commits to provide Inventory Financing to Dealership until October 31, 2020 (the “Extended Expiration Date”). At least 45 calendar days before the Extended Expiration Date, Dealership may request the Ally Parties extend this commitment by an additional period, and the Ally Parties may, in their sole discretion, so extend the commitment. If the Ally Parties extend the commitment term, then, at least 45 calendar days before the end of such term, the Dealership may request the Ally Parties extend the commitment, and the Ally Parties may, in their sole discretion, further extend the commitment. This modifies Subsection III.A(2)(a) of the IFSA.

C. Section III.A.3 of the IFSA is amended and restated in its entirety as follows:

3. Amount of the Credit Line. The aggregate amount of the credit available pursuant to this Agreement (the “Credit Line”) shall be as follows:

(a) From August 4, 2017 through December 31, 2017 — $275,000,000.00;

(b) From January 1, 2018 through November 1, 2018 — $350,000,000.00; and

(c) From November 2, 2018 through October 31, 2020 — $650,000,000.00.

D. Dealership will pay the Ally Parties a one-time non-refundable “Seventh Amendment Commitment Fee” equal to [***], payable on the effective date of this Amendment.

E. Effective as of November 2, 2018, the Interest rate is 1‑M LIBOR Index Rate plus an “Increment” of 340 basis points. This modifies Subsection III.B(1) of the IFSA.

F. Section III.B(1) of the IFSA is further amended by adding the following at the end of such subsection:

The parties acknowledge that London Interbank Offered Rate (“LIBOR”) may be phased out in the future. In the event that the Ally Parties will no longer utilize a LIBOR-based rate for this Credit Line, the “1-M LIBOR Index Rate” will be re-defined as the successor base or reference rate applicable to this Credit Line designated by the Ally Parties in their reasonable discretion. In such event, the Increment may also be adjusted by the Ally Parties so that the total interest rate paid by the Dealership immediately after the conversion from the LIBOR-based rate will approximate the total interest rate paid by the Dealership immediately prior to the conversion. The Dealership will be notified of these changes, which will be made without requiring the necessity of an amendment to this Agreement.

G. All other provisions of the IFSA remain unchanged and in full force and effect as written. In the event of a conflict between the terms of the IFSA and this Amendment, the terms of this Amendment prevail.

H. Except as provided above, the IFSA and all other agreements between each of the Ally Parties and the Dealership remain in full force and effect as written.

I. If any provision of this Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, all other provisions remain valid and enforceable.

J. This Amendment:

a. May be modified only by a writing signed by all parties.

b. May be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. The signatures of the parties, exchanged via fax or e-mail, shall constitute and be deemed original signatures for all purposes.

c. Binds and inures to the benefit of the parties and their respective successors and assigns.

d. Constitutes the entire agreement of the parties with respect to its subject matter.
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[***] Indicates that text has been omitted which is the subject of a confidential treatment request. The text has been separately filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by its duly authorized representative effective the date first written above.

	Ally Bank		Carvana, LLC
Signature:	/s/ Stephen B. Gambrel	Signature:	/s/ Paul Breaux
By (Print):	Stephen B. Gambrel	By (Print):	Paul Breaux
Title:	Authorized Representative	Title:	General Counsel and Vice President
Date:	11/2/2018	Date:	11/2/2018

Ally Financial Inc.
Signature:	/s/ Stephen B. Gambrel
By (Print):	Stephen B. Gambrel
Title:	Authorized Representative
Date:	11/2/2018